FIRST Amendment to

the Agreement and Plan of Merger

THIS Amendment to the Agreement and Plan of Merger, dated as of August 21, 2012 (“First Amendment”), is by and among (i) Northfield Bank, a Federal savings bank (“Northfield Bank”), Northfield Bancorp, Inc., a Federal corporation (“Northfield Bancorp”), Northfield Bancorp, MHC, a Federal mutual holding company (“Northfield MHC”), and (ii) Flatbush Federal Savings and Loan Association, a Federal savings and loan association (“Flatbush Federal Savings”), Flatbush Federal Bancorp, Inc., a Federal corporation (“Flatbush Federal Bancorp”), and Flatbush Federal Bancorp, MHC, a Federal mutual holding company (“Flatbush MHC”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of March 13, 2012 (the “Merger Agreement”);

WHEREAS, the Parties desire to amend Section 2.01(a) of the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Section 2.01(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

        “(a)        The MHC Merger. Flatbush MHC shall merge with and into Northfield MHC with Northfield MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit A hereto. As a result of the MHC Merger, each holder of a deposit account in or a borrowing with Flatbush Federal Savings as of the effective time of the MHC Merger shall have the same rights and privileges in Northfield MHC as a holder of a deposit account in or a borrowing with Northfield Bank immediately prior to the Merger including, without limitation, for purposes of any subscription rights in any future conversion of Northfield MHC to stock form.”

2.        This First Amendment may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

3.        This First Amendment shall be construed in connection with and as part of the Merger Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Merger Agreement are hereby ratified and shall be and remain in full force and effect.

4.        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Merger Agreement and without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NORTHFIELD BANK

/s/ John W. Alexander
By: John W. Alexander, Chairman, President and Chief Executive Officer

NORTHFIELD BANCORP, INC.

/s/ John W. Alexander
By: John W. Alexander, Chairman, President and Chief Executive Officer

NORTHFIELD BANCORP, MHC

/s/ John W. Alexander
By: John W. Alexander, Chairman, President and Chief Executive Officer

FLATBUSH FEDERAL SAVINGS AND
LOAN ASSOCIATION

/s/ Jesus R. Adia
By: Jesus R. Adia, Chairman, President and Chief Executive Officer

FLATBUSH FEDERAL BANCORP, INC.

/s/ Jesus R. Adia
By: Jesus R. Adia, Chairman, President and Chief Executive Officer

FLATBUSH FEDERAL BANCORP, MHC

/s/ Jesus R. Adia
By: Jesus R. Adia, Chairman, President and Chief Executive Officer

[Signature Page to Amendment to the Agreement and Plan of Merger]